UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (408) 567-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company has appointed Edward J. Hayes, Jr., 56, as Senior President and Chief Financial Officer of the Company, effective October 31, 2011. In connection with and effective as of Mr. Hayes’ appointment, John Madigan will no longer serve as interim Chief Financial Officer of the Company. Mr. Madigan will continue to serve as Vice President, Corporate Controller and Principal Accounting Officer of the Company.

From 2006 to 2011, Mr. Hayes served as Chief Financial Officer of Pillar Data Systems, a designer and manufacturer of disk-based networked storage solutions. From 2004 to 2006, Mr. Hayes served as Executive Vice President and Chief Financial Officer of Quantum Corporation, a global storage company specializing in data backup, recovery and archive solutions. Mr. Hayes also currently sits on the boards of directors of Alaska Communications Systems Group, Inc., an integrated communications company, and Super Micro Computers, Inc., a developer and provider of server solutions.

Employment Agreement with Mr. Hayes

Effective October 31, 2011, the Company entered into an employment agreement with Mr. Hayes in connection with his appointment as Senior Vice President and Chief Financial Officer. The Company may terminate Mr. Hayes’ employment without cause at any time and Mr. Hayes may terminate his employment with the Company with at least 10 days’ notice to the Company.

The employment agreement provides for an annual base salary of $360,000, subject to annual review and adjustment by the Board. Starting in the Company’s fiscal year 2013, Mr. Hayes will be eligible to participate in the Company’s Annual Incentive Plan with a target annual bonus of 75% of base salary at target, based upon achievement of the same performance objectives, floors and caps determined by the Board for the Annual Incentive Plan for executives generally. Mr. Hayes is also entitled to participate in the Company’s Annual Incentive Plan for fiscal year 2012, with a target of $288,750, prorated for the portion of fiscal year 2012 falling between his start date of October 31, 2011 and the end of fiscal year 2012.

Mr. Hayes will also be eligible to participate in the Company’s Long-Term Incentive Program (“LTIP”) with a target value as determined by the Board. Mr. Hayes is eligible to participate in the Company’s 2012-14 LTIP with awards of (i) options with a GAAP value of $144,375 with a three-year vesting period (50%/25%/25%) and (ii) shares of restricted stock with a GAAP value of $72,188 with a three-year vesting period (33.3%/33.3%/33.3%), with the first applicable vesting date for such awards on the first anniversary of his start date and additional vesting on each anniversary of such date thereafter.

Mr. Hayes will also receive one-time awards of (i) options with a GAAP value of $314,600 with a three-year vesting period (50%/25%/25%) and (ii) shares of restricted stock with a GAAP value of $187,500 with a three-year vesting period (33.3%/33.3%/33.3%), with the first applicable vesting date for such awards on the first anniversary of his start date and additional vesting on each anniversary of such date thereafter. Mr. Hayes is also eligible to receive a one-time cash bonus of $75,000 if the Company achieves, by the end of the Company’s fourth quarter of fiscal year 2012, certain operational goals specified by the Chief Executive Officer. Finally, Mr. Hayes will receive a one-time cash signing bonus of $50,000 following 30 days of employment.

In the event that Mr. Hayes resigns from the Company without “good reason” or Mr. Hayes’s employment is terminated by the Company for “cause,” each as defined in the employment agreement, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment. If Mr. Hayes’s employment by the Company is terminated by reason of death, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of such termination, except that his estate will receive a pro rata portion of any short-term incentive bonus that he would have earned during the incentive bonus period in which the employment terminates.

If Mr. Hayes’s employment by the Company is terminated by the Company without cause or in connection with a long-term disability, or if Mr. Hayes resigns from his employment for good reason, Mr. Hayes will be entitled to the following severance benefits, provided he signs a general release in favor of the Company:

•	all compensation and benefits that are earned but unpaid through the date of termination;

•	monthly severance payments at Mr. Hayes’ final base salary rate for a period of 12 months following such termination;

•	payment of premiums necessary to continue group health insurance under COBRA for a period of up to 12 months following such termination;

•	the prorated portion of any incentive bonus that Mr. Hayes would have earned, if any, during the incentive bonus period in which Mr. Hayes’ employment terminates;

•

with respect to any options or other equity-related awards granted after the date of the employment agreement, vesting will cease upon Mr. Hayes’ termination date, but he will be entitled to purchase any vested shares of stock that are subject to options until the earlier of (x) 12 months following the termination date or (y) the date on which the applicable options expire; and

•	reasonable outplacement assistance selected and paid for by the Company.

If, within 18 months following any “change of control,” as defined in the employment agreement, Mr. Hayes is terminated by the Company without cause or if Mr. Hayes resigns from his employment for good reason and signs a release in favor of the Company, he will be entitled to the severance benefits and payments described above; provided, however, that the 12-month time periods with respect to the post-termination severance payments of Mr. Hayes’ final base salary rate, payment of group health insurance premiums and stock option exercise periods will each be increased by an additional 12 months. The Company will also accelerate the vesting of all unvested stock options and all other then-unvested equity-related awards that vest based solely on continued employment. In addition, Mr. Hayes will be entitled to a payment equal to the greater of the average of (a) the annual incentive bonus payments received by him during the previous three years, if any, and (b) his target incentive bonus for the year in which his employment terminates.

Mr. Hayes is subject to non-compete provisions during the term of the employment agreement and non-solicitation covenants during the term of his employment agreement and for 12 months after his employment terminates.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

99.1	Press Release, issued by Aviat Networks, Inc. on October 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

By:	/s/ Meena Elliott
	Name:	Meena Elliott
	Title:	Senior Vice President, General Counsel and Secretary

Date: October 31, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by Aviat Networks, Inc. on October 31, 2011